Exhibit 8.1

633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
January 30, 2008	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
Live Nation, Inc.	Madrid	Silicon Valley
9348 Civic Center Drive	Milan	Singapore
Beverly Hills, California 90210	Moscow	Tokyo
	Munich	Washington, D.C.

Re:	Live Nation, Inc.
Registration Statement of Form S-3

Ladies and Gentlemen:

We have acted as tax counsel to Live Nation, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement of Form S-3 as of the date hereof (together with all exhibits thereto and the documents incorporated by reference therein through the date hereof, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of its common stock, par value $0.01 per share, in an amount calculated pursuant to Rule 457(o) of the Securities Act, and $220,000,000 Aggregate Principal Amount of the Company’s 2.875% Convertible Senior Notes due 2027, as set forth in the prospectus (the “Prospectus”) and the prospectus supplement (the “Prospectus Supplement”), respectively, contained in the Registration Statement and dated as of the date hereof.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Prospectus and the Prospectus Supplement.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Prospectus and the Prospectus Supplement, it is our opinion that the statements in the Prospectus Supplement set forth under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current

January 30, 2008

provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.

This letter is furnished only to you and is solely for your benefit in connection with the filing of the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm name in the Prospectus and in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP